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                                                                   Exhibit 10.46

                                 PROMISSORY NOTE

$_________________                                        Minneapolis, Minnesota

                                                                January 24, 2003

         FOR VALUE RECEIVED, the undersigned, Antares Pharma, Inc. ("Maker"), promises to pay to ____________________ ("Lender") or to its order, at _____________________________ (or at such other place as the holder hereof shall notify Maker in writing) the principal amount of _______________________________ ($______________) with interest from the date hereof on the unpaid principal balance hereunder at a rate equal to eight percent (8%) per annum. The principal amount and all accrued, but unpaid, interest shall be paid in full thirty (30) days from the date hereof in accordance with the terms set forth herein. This
Note is unsecured in all respects; provided, however, this Note is exchangeable for Maker's new 8% Senior Secured Convertible Debentures (the "New Debt Securities") on the terms and conditions set forth in, and in connection with the consummation of the transactions contemplated by, that certain Term Sheet, dated January 22, 2003 (the "Term Sheet"), by and among Maker, Lender and XMark Fund, L.P.

         Maker hereby covenants that the proceeds from this Note shall be used for the sole purpose of repurchasing Maker's 10% Secured Convertible Debentures (the "Debentures") issued to Otato Limited Partnership, AJW Partners, LLC, AJW Offshore, Ltd., and AJW Qualified Partners, LLC pursuant to that certain Securities Purchase Agreement, dated July 12, 2002, by and among Maker and certain holders of the Debentures. By accepting the proceeds from this Note, Maker hereby covenants and agrees to consummate the transactions contemplated by the Term Sheet on the terms and conditions set forth therein in a timely manner following the issuance of this Note (but in any event not to exceed thirty (30) days following the issuance of this Note).

         This Note shall be payable, at the option of the Lender, either in lawful money of the United States of America or in exchange for the New Debt Securities on the terms and conditions set forth in, and in connection with the consummation of the transactions contemplated by, the Term Sheet. This Note may not be prepaid unless, as part of such prepayment, this Note is exchanged for New Debt Securities on the terms and conditions set forth in, and in connection with the consummation of the transactions contemplated by, the Term Sheet.

         If any default occurs in any payment due under this Note or any other provision of this Note: (a) Maker and its successors and assigns promise to pay all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Lender in collecting or attempting to collect the indebtedness under this Note and (b) Lender may, without further notice to Maker, which notice Maker hereby waives, exercise any and all rights under this Note. None of the provisions hereof and none of Lender's rights or remedies hereunder on account of any past or future defaults shall be deemed to have been waived by Lender's acceptance of any past due installments or by any accommodation or indulgence granted by Lender to Maker.

         Maker hereby waives presentment, demand, protest and notice thereof or of dishonor, and agrees that it shall remain liable for all amounts due hereunder notwithstanding any extension of time or change in the terms of payment of this Note granted by any holder hereof, any change,

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alteration or release of any property now or hereafter securing the payment hereof or any delay or failure by the holder hereof to exercise any rights under this Note.

         No modification, alteration, waiver or change of any of the provisions hereof shall be effective unless in writing and signed by Maker and Lender and, then, only to the extent set forth in such writing.

         This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to provisions relating to conflicts of law. Any action to enforce or collect indebtedness under this Note shall be venued in state or federal court in New York. This Note shall be binding upon Maker and its successors and assigns.

         IN WITNESS WHEREOF, Maker has caused this Note to be duly executed to be effective the day and year first above written.

                                 ANTARES PHARMA, INC.


                                 ___________________________________________
                                 Lawrence Christian
                                 Chief Financial Officer, Vice President-Finance

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